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                                                                    EXHIBIT 10.2

                               AMENDMENT NO. 1 TO
                              INVESTMENT AGREEMENT

         This Amendment No. 1 to Investment Agreement (the "Amendment") is entered into as of September 20, 2001, by and between eMerge Interactive, Inc., a Delaware corporation ("eMerge") and Allflex Holdings, Inc., a Delaware corporation ("Allflex").

                                    RECITALS

         A. eMerge and Allflex entered into that certain Investment Agreement, dated as of August 29, 2001 (the "Investment Agreement"), whereby eMerge agreed to issue and sell, and Allflex agreed to purchase from eMerge, certain shares of eMerge Class A common stock, par value $0.008 per share.

         B. Section 14(f) of the Investment Agreement allows the Investment Agreement to be amended by a writing executed by authorized representatives of both parties.

         C. eMerge and Allflex desire to amend the Investment Agreement as set forth below.

                                    AGREEMENT

         1. Amendment of Section 1(b). Section 1(b) of the Investment Agreement is hereby amended to replace the date of September 20, 2001 as it appears in the first and second sentences of Section 1(b) with the date of September 27, 2001.

         2. Ratification of Investment Agreement. Except as specified above, all other terms of the Investment Agreement remain unchanged and are ratified and confirmed. All references to "this Agreement" or "the Agreement" appearing in the Investment Agreement shall be deemed to refer to the Investment Agreement as amended by this Amendment.

         3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding those laws that direct the application of the laws of another jurisdiction.

         4. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute but are agreement, and any of the parties hereby may execute this Amendment by signing any such counterpart.

         5. Effective Date. This Amendment shall be effective as of the date first above written.


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         IN WITNESS WHEREOF, the parties to this Amendment have executed this
Amendment as of the as of the date first set forth above.

                                    EMERGE INTERACTIVE, INC.


                                    By:    /s/ David C. Warren
                                           ---------------------------
                                    Name:  David C. Warren
                                    Title: Chief Executive Officer

                                    ALLFLEX HOLDINGS, INC.


                                    By:    /s/ Gilles de Vienne
                                           ---------------------------
                                    Name:  Gilles de Vienne
                                    Title: Chief Executive Officer


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